EXHIBIT 2

NISSIN CO., LTD.(8571)
Monthly Data for January 2003
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

(ACCOUNTS)

			change from
	2002/1	% of total	2001/12

Consumer loans	128,096	67.53%	1,518
Consumer loans (other than VIP loans)	117,593	61.99%	1,385
VIP loans	10,503	5.54%	133
Wide loans	31,503	16.61%	277
Small business owner loans & Business Timely loans	29,676	15.64%	737
Small business owner loans	16,920	8.92%	288
Business Timely loans	12,756	6.72%	449
Commercial bills	20	0.01%	(5)
Secured loans	396	0.21%	(3)
Total number of accounts	189,691	100.00%	2,524

[Additional columns below]

[Continued from above table, first column(s) repeated]

			change from	comparison with	% change from
	2003/1	% of total	2002/12	estimate	2002/1

Consumer loans	114,376	60.79%	(1,281)	437	89.29%
Consumer loans (other than VIP loans)	102,782	54.62%	(1,354)	499	87.40%
VIP loans	11,594	6.16%	73	(62)	110.39%
Wide loans	35,971	19.12%	359	42	114.18%
Small business owner loans & Business Timely loans	37,466	19.91%	561	(32)	126.25%
Small business owner loans	22,634	12.03%	449	1	177.44%
Business Timely loans	14,832	7.88%	112	(33)	87.66%
Commercial bills	30	0.02%	(7)	(7)	150.00%
Secured loans	320	0.17%	(6)	(6)	80.81%
Total number of accounts	188,163	100.00%	(374)	434	99.19%

(LOANS OUTSTANDING)

		(Unit: amounts in thousands of yen)
			change from
	2002/1	% of total	2001/12

Consumer loans	47,078,159	30.61%	378,363
Consumer loans (other than VIP loans)	38,340,536	24.93%	237,539
VIP loans	8,737,622	5.68%	140,823
Wide loans	53,737,058	34.94%	490,366
Small business owner loans & Business Timely loans	51,527,533	33.50%	1,203,141
Small business owner loans	35,964,194	23.38%	701,216
Business Timely loans	15,563,339	10.12%	501,925
Commercial bills	10,287	0.01%	(3,528)
Secured loans	1,455,999	0.94%	(25,363)
Total loans outstanding	153,809,037	100.00%	2,042,979

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in thousands of yen)
			change from	comparison with	% change from
	2003/1	% of total	2002/12	estimate	2002/1

Consumer loans	43,145,635	24.33%	(355,842)	80,638	91.65%
Consumer loans (other than VIP loans)	33,481,681	18.88%	(426,005)	65,571	87.33%
VIP loans	9,663,954	5.45%	70,162	15,066	110.60%
Wide loans	63,278,335	35.68%	639,089	(33,677)	117.76%
Small business owner loans & Business Timely loans	69,797,768	39.35%	1,226,814	(199,129)	135.46%
Small business owner loans	51,978,266	29.30%	1,094,072	(185,829)	144.53%
Business Timely loans	17,819,501	10.05%	132,742	(13,300)	114.50%
Commercial bills	15,267	0.01%	(4,150)	(4,052)	148.41%
Secured loans	1,133,499	0.64%	(16,958)	5,633	77.85%
Total loans outstanding	177,370,506	100.00%	1,488,951	(150,589)	115.32%

* There are 72 branches after opening 2 new branches, closing 2 branches and relocating 4 branches since April 2002.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2003)

	Apr	May	Jun	Jul	Aug	Sep

Consumer loans (including VIP loans)*1
Applications	7,808	6,780	6,576	7,982	6,261	6,710
Approvals	2,028	2,021	1,828	2,277	1,957	1,931
Ratio of approval	25.97%	29.81%	27.80%	28.53%	31.26%	28.78%
VIP loans
Applications	233	234	252	241	325	368
Approvals	222	224	228	221	301	331
Ratio of approval	95.27%	95.73%	90.48%	91.70%	92.62%	89.95%
Wide loans
Applications	1,270	1,258	1,099	1,304	1,402	1,338
Approvals	1,016	1,062	863	1,001	1,117	1,121
Ratio of approval	80.00%	84.42%	78.53%	76.76%	79.67%	83.78%
Small business owner loans
Applications	615	774	744	895	955	859
Approvals	556	691	670	786	891	791
Ratio of approval	90.40%	89.28%	90.05%	87.82%	93.30%	92.08%
Business Timely loans
Applications	2,161	2,054	1,639	1,599	1,247	1,335
Approvals *2	1021	710	597	619	540	433
Ratio of approval	47.25%	34.57%	36.42%	38.71%	43.30%	32.43%
Commercial bills
Applications	13	7	5	6	10	7
Approvals	7	5	5	6	8	5
Ratio of approval	53.85%	71.43%	100.00%	100.00%	80.00%	71.43%
Secured loans
Applications	3	10	7	8	3	9
Approvals	3	4	5	6	3	3
Ratio of approval	100.00%	40.00%	71.43%	75.00%	100.00%	33.33%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans (including VIP loans)*1
Applications	5,763	4,207	3,634	3,739			59,460
Approvals	1,457	866	865	787			16,017
Ratio of approval	25.28%	20.58%	23.80%	21.05%			26.94%
VIP loans
Applications	137	58	340	188			2,376
Approvals	124	50	312	173			2,186
Ratio of approval	90.51%	86.21%	91.76%	92.02%			92.00%
Wide loans
Applications	1,412	1,282	1,313	1,208			12,886
Approvals	1,130	1,060	1,071	950			10,391
Ratio of approval	80.03%	82.68%	81.57%	78.64%			80.64%
Small business owner loans
Applications	871	892	1,089	746			8,440
Approvals	801	829	1,030	673			7,718
Ratio of approval	91.96%	92.94%	94.58%	90.21%			91.45%
Business Timely loans
Applications	1,553	1,450	1,415	1,170			15,623
Approvals *2	539	576	494	442			5,971
Ratio of approval	34.71%	39.72%	34.91%	37.78%			38.22%
Commercial bills
Applications	8	14	16	6			92
Approvals	7	8	16	6			73
Ratio of approval	87.50%	57.14%	100.00%	100.00%			79.35%
Secured loans
Applications	6	11	6	5			68
Approvals	5	8	4	3			44
Ratio of approval	83.33%	72.73%	66.67%	60.00%			64.71%

* 1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

* 2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of January 31, 2001

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,279,750,315	5.22	516,244,634	1.18	294,136,240	0.67
Wide loans	2,107,270,850	4.41	381,996,221	0.80	231,291,003	0.48
Small business owner loans	2,040,953,187	7.11	394,042,260	1.37	238,505,056	0.83
Business Timely loans	111,874,968	1.73	36,618,237	0.57	12,006,003	0.19
Commercial bills	4,663,290	9.40	0	0.00	2,066,938	4.17
Real estate-backed loans	225,825,928	11.73	17,049,109	0.89	16,278,803	0.85
Security-backed loans	6,806,774	24.87	0	0.00	4,726,400	17.27
Total	6,777,145,312	5.27	1,345,950,461	1.05	799,010,443	0.62

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	706,836,944	1.62	1,517,217,818	3.47	43,710,156,034
Wide loans	578,496,895	1.21	1,191,784,119	2.49	47,827,705,577
Small business owner loans	709,303,101	2.47	1,341,850,417	4.67	28,704,223,574
Business Timely loans	17,675,922	0.27	66,300,162	1.03	6,448,196,941
Commercial bills	0	0.00	2,066,938	4.17	49,584,567
Real estate-backed loans	106,269,995	5.52	139,597,907	7.25	1,925,079,797
Security-backed loans	2,080,374	7.60	6,806,774	24.87	27,372,043
Total	2,120,663,231	1.65	4,265,624,135	3.31	128,692,318,533

As of January 31, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,309,797,531	4.91	578,216,684	1.23	309,465,308	0.66
Wide loans	2,573,429,609	4.79	435,869,687	0.81	238,915,160	0.44
Small business owner loans	2,525,096,053	7.02	440,379,223	1.22	241,425,233	0.67
Business Timely loans	555,565,451	3.57	135,778,328	0.87	89,139,649	0.57
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	234,478,532	16.31	32,657,295	2.27	10,157,392	0.71
Security-backed loans	0	0.00	0	0.00	0	0.00
Total	8,198,367,176	5.33	1,622,901,217	1.06	889,102,742	0.58

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	707,617,890	1.50	1,595,299,882	3.39	47,078,159,137
Wide loans	783,516,003	1.46	1,458,300,850	2.71	53,737,058,114
Small business owner loans	757,892,877	2.11	1,439,697,333	4.00	35,964,193,655
Business Timely loans	180,771,188	1.16	405,689,165	2.61	15,563,339,703
Commercial bills	0	0.00	0	0.00	10,287,475
Real estate-backed loans	158,064,905	11.00	200,879,592	13.98	1,437,286,663
Security-backed loans	0	0.00	0	0.00	18,713,155
Total	2,587,862,863	1.68	5,099,866,822	3.32	153,809,037,902

As of January 31, 2003

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,692,356,373	6.24	734,248,106	1.70	357,943,632	0.83
Wide loans	4,089,160,382	6.46	441,234,703	0.70	319,876,220	0.51
Small business owner loans	4,316,908,001	8.31	422,351,903	0.81	274,805,379	0.53
Business Timely loans	889,820,829	4.99	217,193,138	1.22	140,105,159	0.79
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	357,491,100	32.42	11,915,236	1.08	22,764,911	2.06
Security-backed loans	9,033,621	29.45	0	0.00	0	0.00
Total	12,354,770,306	6.97	1,826,943,086	1.03	1,115,495,301	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	799,457,164	1.85	1,891,648,902	4.38	43,145,635,326
Wide loans	1,055,909,132	1.67	1,817,020,055	2.87	63,278,335,268
Small business owner loans	1,108,772,315	2.13	1,805,929,597	3.47	51,978,266,965
Business Timely loans	293,253,016	1.65	650,551,313	3.65	17,819,501,323
Commercial bills	0	0.00	0	0.00	15,267,619
Real estate-backed loans	222,324,399	20.16	257,004,546	23.30	1,102,824,724
Security-backed loans	0	0.00	0	0.00	30,675,060
Total	3,479,716,026	1.96	6,422,154,413	3.62	177,370,506,285

* The figures in the “Total” column do not include “1 day or more overdue” loans.

* Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of November 30, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,334,707,573	5.29	698,460,365	1.58	375,346,897	0.85
Wide loans	3,807,606,483	6.14	473,744,943	0.76	297,556,744	0.48
Small business owner loans	4,069,562,933	8.36	436,088,562	0.90	289,393,255	0.59
Business Timely loans	679,258,067	3.85	197,046,728	1.12	126,015,148	0.71
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	334,498,820	28.95	39,800,413	3.44	12,707,825	1.10
Security-backed loans	1,029,173	8.00	717,552	5.58	0	0.00
Total	11,226,663,049	6.47	1,845,858,563	1.06	1,101,019,869	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	299,473,203	0.68	1,373,280,465	3.11	44,102,481,308
Wide loans	891,018,692	1.44	1,662,320,379	2.68	61,968,229,911
Small business owner loans	926,526,155	1.90	1,652,007,972	3.39	48,678,665,579
Business Timely loans	108,156,651	0.61	431,218,527	2.44	17,660,141,823
Commercial bills	0	0.00	0	0.00	13,501,300
Real estate-backed loans	182,702,244	15.81	235,210,482	20.35	1,155,587,388
Security-backed loans	0	0.00	717,552	5.58	12,858,147
Total	2,407,876,945	1.39	5,354,755,377	3.08	173,591,465,456

As of December 31, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,698,174,312	6.20	519,428,930	1.19	410,085,376	0.94
Wide loans	4,303,604,813	6.87	367,103,846	0.59	323,558,669	0.52
Small business owner loans	4,322,048,865	8.49	282,037,848	0.55	358,916,895	0.71
Business Timely loans	785,143,346	4.44	160,244,656	0.91	145,536,432	0.82
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	338,835,081	30.28	16,802,521	1.50	42,024,096	3.76
Security-backed loans	717,552	2.27	0	0.00	717,552	2.27
Total	12,448,523,969	7.08	1,345,617,801	0.77	1,280,839,020	0.73

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	551,929,257	1.27	1,481,443,563	3.41	43,501,477,792
Wide loans	950,027,133	1.52	1,640,689,648	2.62	62,639,246,209
Small business owner loans	1,036,858,035	2.04	1,677,812,778	3.30	50,884,194,830
Business Timely loans	202,132,357	1.14	507,913,445	2.87	17,686,758,697
Commercial bills	0	0.00	0	0.00	19,418,602
Real estate-backed loans	193,093,503	17.26	251,920,120	22.52	1,118,831,550
Security-backed loans	0	0.00	717,552	2.27	31,626,759
Total	2,934,040,285	1.67	5,560,497,106	3.16	175,881,554,439

As of January 31, 2003

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,692,356,373	6.24	734,248,106	1.70	357,943,632	0.83
Wide loans	4,089,160,382	6.46	441,234,703	0.70	319,876,220	0.51
Small business owner loans	4,316,908,001	8.31	422,351,903	0.81	274,805,379	0.53
Business Timely loans	889,820,829	4.99	217,193,138	1.22	140,105,159	0.79
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	357,491,100	32.42	11,915,236	1.08	22,764,911	2.06
Security-backed loans	9,033,621	29.45	0	0.00	0	0.00
Total	12,354,770,306	6.97	1,826,943,086	1.03	1,115,495,301	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit: amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	799,457,164	1.85	1,891,648,902	4.38	43,145,635,326
Wide loans	1,055,909,132	1.67	1,817,020,055	2.87	63,278,335,268
Small business owner loans	1,108,772,315	2.13	1,805,929,597	3.47	51,978,266,965
Business Timely loans	293,253,016	1.65	650,551,313	3.65	17,819,501,323
Commercial bills	0	0.00	0	0.00	15,267,619
Real estate-backed loans	222,324,399	20.16	257,004,546	23.30	1,102,824,724
Security-backed loans	0	0.00	0	0.00	30,675,060
Total	3,479,716,026	1.96	6,422,154,413	3.62	177,370,506,285

* The figures in the “Total” column do not include “1 day or more overdue” loans.

* Long-Term Loans Receivable are included in all loan amounts.

Business Timely/Active Accounts by Contract Month

(Unit: amounts in thousands of yen)

		Active Accounts and Total Loan Balance

		2001

		July		August		September		October		November		December

Contract	Cards		Loan		Loan		Loan		Loan		Loan		Loan
Month	Issued*2	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance

Jul*1	12,380	8,852	10,576,737	9,139	11,156,184	9,024	11,230,501	9,073	11,463,552	9,063	11,605,955	8,962	11,566,070
Aug	1,229			558	512,430	734	744,634	788	882,608	805	948,254	830	1,002,594
Sep	1,145					448	409,193	645	625,081	699	734,721	720	790,065
Oct	1,236							519	440,165	683	627,105	736	734,674
Nov	1,097									480	425,167	619	606,201
Dec	886											440	361,801
Jan	810
Feb	816
Mar	721
Apr	897
May	642
Jun	539
Jul	560
Aug	497
Sep	405
Oct	515
Nov	553
Dec	491
Jan	439

Total	25,858	8,852	10,576,748	9,697	11,668,623	10,206	12,384,337	11,025	13,411,416	11,730	14,341,210	12,307	15,061,413

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Active Accounts and Total Loan Balance

		2002

		January		February		March		April		May		June

Contract	Cards		Loan		Loan		Loan		Loan		Loan		Loan
Month	Issued*2	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance

Jul*1	12,380	8,930	11,536,877	8,839	11,488,541	8,492	11,030,277	8,414	10,925,149	8,309	10,781,466	8,223	10,664,008
Aug	1,229	835	1,026,267	837	1,051,139	815	1,035,065	807	1,036,050	802	1,033,104	789	1,022,359
Sep	1,145	734	831,175	741	861,789	738	864,049	734	861,629	733	871,910	725	861,957
Oct	1,236	757	781,805	774	810,066	773	828,829	783	850,049	788	861,804	786	869,634
Nov	1,097	674	696,895	692	741,831	693	758,981	701	783,175	708	799,919	708	804,695
Dec	886	541	470,173	571	530,930	587	568,973	589	580,643	585	583,043	577	580,115
Jan	810	285	220,140	389	317,510	431	379,330	456	407,114	467	435,146	477	453,717
Feb	816			295	230,379	413	343,481	451	393,127	468	428,956	474	441,883
Mar	721					297	225,806	388	322,146	423	369,009	422	378,560
Apr	897							338	265,708	449	376,856	488	433,487
May	642									256	209,651	332	283,541
Jun	539											237	186,370
Jul	560
Aug	497
Sep	405
Oct	515
Nov	553
Dec	491
Jan	439

Total	25,858	12,756	15,563,339	13,138	16,032,196	13,239	16,034,799	13,661	16,424,799	13,988	16,750,876	14,238	16,980,334

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Active Accounts and Total Loan Balance

		2002												2003

		July		August		September		October		November		December		January

Contract	Cards		Loan		Loan		Loan		Loan		Loan		Loan		Loan
Month	Issued*2	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance

Jul*1	12,380	8,110	10,568,479	7,972	10,469,348	7,589	10,029,603	7,478	9,906,854	7,374	9,814,585	7,215	9,595,890	7,107	9,471,259
Aug	1,229	774	1,005,248	770	1,023,619	736	978,774	730	969,179	719	967,610	714	963,573	711	960,424
Sep	1,145	718	866,759	707	868,101	685	844,903	675	847,509	673	850,829	666	842,190	652	827,850
Oct	1,236	778	871,689	771	880,376	756	865,575	753	878,921	741	875,440	745	889,550	737	890,039
Nov	1,097	698	799,380	692	797,261	668	770,476	657	772,188	649	775,668	634	765,668	634	777,644
Dec	886	580	589,261	566	593,854	555	585,252	551	587,678	534	578,373	530	580,132	532	587,776
Jan	810	484	476,806	488	488,953	494	504,958	491	509,241	484	506,408	480	507,359	477	515,322
Feb	816	476	451,393	473	452,569	463	444,218	460	450,229	455	452,220	458	452,972	450	453,591
Mar	721	427	395,897	433	403,050	427	406,210	423	405,650	410	397,014	410	407,226	401	398,704
Apr	897	495	450,525	507	475,336	502	477,312	507	483,813	501	478,890	494	473,776	493	475,351
May	642	354	316,405	367	340,220	370	348,881	367	350,092	370	356,914	371	356,959	367	352,549
Jun	539	313	267,790	323	291,667	326	303,705	331	308,769	331	312,694	317	302,533	324	311,877
Jul	560	265	210,786	313	262,940	339	298,335	342	308,727	349	315,207	336	306,456	341	314,416
Aug	497			246	206,315	307	282,800	317	301,745	319	313,109	307	305,978	314	316,819
Sep	405					193	172,377	243	223,598	242	234,440	243	242,327	244	243,905
Oct	515							207	165,848	281	233,105	287	253,377	295	270,450
Nov	553									231	197,624	281	243,822	298	266,726
Dec	491											232	196,962	274	237,066
Jan	439													181	147,725

Total	25,858	14,472	17,270,428	14,628	17,553,620	14,410	17,313,389	14,532	17,470,052	14,663	17,660,141	14,720	17,686,758	14,832	17,819,493

*1	Accounts and loan balances prior to April 2001 have been included in the row for April 2001 data.

*2	The number of cards issued do not include “CL 0 cards without loans outstanding”. (CL 0 Cards = bad-debt write-offs, restructured loans, loans to deceased parties, etc.)

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of
credit
lines
from other
companies at	01/7		01/8		01/9		01/10		01/11		01/12
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	875	56.3%	825	57.0%	750	55.6%	768	53.9%	705	54.5%	567	53.7%
1	396	25.5%	370	25.5%	344	25.5%	393	27.6%	351	27.1%	287	27.2%
2	277	17.8%	245	16.9%	248	18.4%	250	17.6%	224	17.3%	196	18.6%
3	7	0.4%	9	0.6%	7	0.5%	13	0.9%	14	1.1%	5	0.5%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Total	1,555	100.0%	1,449	100.0%	1,349	100.0%	1,424	100.0%	1,294	100.0%	1,055	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at	02/1		02/2		02/3		02/4		02/5		02/6
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	523	57.9%	513	54.2%	456	54.2%	565	55.3%	360	50.7%	296	49.6%
1	249	27.5%	247	26.1%	248	29.5%	274	26.8%	220	31.0%	178	29.8%
2	127	14.0%	180	19.0%	133	15.8%	180	17.6%	128	18.0%	119	19.9%
3	5	0.6%	7	0.7%	4	0.5%	2	0.2%	2	0.3%	4	0.7%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Total	904	100.0%	947	100.0%	841	100.0%	1,021	100.0%	710	100.0%	597	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at	02/7		02/8		02/9		02/10		02/11		02/12		03/1		Total
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	309	49.9%	261	48.3%	227	52.4%	274	50.8%	301	52.3%	217	43.9%	229	51.8%	15,456	49.7%
1	171	27.6%	166	30.7%	124	28.7%	164	30.4%	170	29.5%	157	31.8%	127	28.7%	8,357	26.9%
2	135	21.8%	107	19.9%	78	18.0%	98	18.2%	98	17.0%	116	23.5%	81	18.3%	5,566	17.9%
3	4	0.6%	6	1.1%	4	0.9%	3	0.6%	7	1.2%	4	0.8%	5	1.1%	1,293	4.2%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.3%
Total	619	100.0%	540	100.0%	433	100.0%	539	100.0%	576	100.0%	494	100.0%	442	100.0%	31,083	100.0%

* Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

* Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

Applications and Approval through Ascot Co., Ltd.

	(Unit: amounts in thousands of yen)
	Applications	Details of contracts made monthly			Lending circumstances

									Advances under new
							Additional advances under		contracts to current
		New accounts contracted		Amounts	Initial loan contracts		existing loan contracts		or past borrowers

			Cards with
FY2002			zero balance		Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	281	42	31	8,250	27	21,520	113	23,648	11	8,139
May	401	45	31	10,000	22	18,250	120	27,652	13	14,550
June	330	42	29	10,000	16	10,470	105	22,757	15	9,289
July	355	48	33	11,500	22	16,350	117	25,505	10	7,630
August	312	36	23	6,849	18	13,690	137	24,703	11	10,330
September	354	32	26	4,050	21	13,210	116	17,392	9	6,650
October	306	43	28	10,850	20	12,090	123	19,989	15	12,818
November	332	34	22	9,250	18	12,370	119	19,294	11	10,300
December	422	49	25	16,100	24	17,630	145	30,832	23	20,979
January	278	38	18	16,800	19	15,350	116	16,390	24	21,050
February
March

TOTAL	3,371	409	266	103,649	207	150,930	1,211	228,162	142	121,735

[Additional columns below]

[Continued from above table, first column(s) repeated]

		(Unit: amounts in thousands of yen)
	Total Lending		Total Loans Outstanding

FY2002	Accounts	Amounts	Accounts	Amounts

April	162	61,557	660	488,489
May	169	70,452	729	538,429
June	149	52,516	786	569,885
July	164	60,985	841	605,934
August	179	55,572	889	634,625
September	152	41,302	928	639,244
October	173	55,747	993	671,290
November	160	51,214	1,037	691,614
December	216	85,541	1,095	738,985
January	179	69,590	1,146	771,603
February
March

TOTAL	1,703	604,476

* The total loans outstanding include contracted consumer loans.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Wide	Small business			Wide	Small business			contracted
FY2002	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,637	167	1,113	2,917	98	27	103	228	297,900	1,112	1,730,183
May	1,552	126	1,705	3,383	112	23	213	348	373,350	1,448	2,089,566
Jun	1,096	119	1,217	2,432	107	20	192	319	340,650	1,756	2,424,470
Jul	1,036	169	1,235	2,440	92	25	186	303	314,950	2,016	2,709,859
Aug	1,313	156	1,279	2,748	118	23	222	363	415,992	2,345	3,084,766
Sep	2,250	246	296	2,792	128	29	193	350	413,730	2,583	3,451,385
Oct	2,503	237	156	2,896	120	24	68	212	353,380	2,721	3,704,663
Nov	1,783	155	688	2,626	118	29	6	153	351,100	2,820	3,979,747
Dec	1,221	157	455	1,833	104	23	4	131	293,950	2,878	4,174,557
Jan	1,593	128	633	2,354	112	19	2	133	319,300	2,960	4,415,247
Feb
Mar

TOTAL	15,984	1,660	8,777	26,421	1,109	242	1,189	2,540	3,474,302

Loans acquired through Wide Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Wide	Small business			Wide	Small business			contracted
FY2002	Loans	owner loans	Others	TOTAL	Loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	—	—	—	—	—	—	—	—	—	—	—
May	—	—	—	—	—	—	—	—	—	—	—
Jun	—	—	—	—	—	—	—	—	—	—	—
Jul	1,934	311	59	2,304	29	9	22	60	88,940	59	88,737
Aug	1,985	362	176	2,523	50	20	138	208	197,100	261	285,417
Sep	1,631	297	426	2,354	81	19	156	256	293,600	502	569,665
Oct	1,847	250	315	2,412	61	20	37	118	216,920	604	776,335
Nov	1,502	228	222	1,952	82	19	2	103	249,500	689	1,009,057
Dec	1,009	176	181	1,366	80	23	0	103	250,800	772	1,234,096
Jan	1,416	197	219	1,832	74	17	4	95	228,000	862	1,449,658
Feb
Mar

TOTAL	11,324	1,821	1,598	14,743	457	127	359	943	1,524,860

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Small business	Business			Small business	Business			contracted
FY2002	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	75	0	3	78	5	0	8	13	18,550	14	18,839
May	93	0	4	97	13	2	10	25	45,300	37	62,956
Jun	158	5	39	202	18	19	30	67	71,900	96	133,982
Jul	288	6	31	325	24	43	35	102	111,990	186	245,398
Aug	270	11	11	292	30	24	32	86	118,350	268	366,579
Sep	197	6	10	213	28	20	35	83	115,400	341	480,294
Oct	143	12	11	166	14	20	27	61	76,900	389	544,184
Nov	168	8	6	182	23	23	10	56	92,730	437	634,579
Dec	212	7	5	224	31	28	26	85	115,900	499	731,280
Jan	111	4	7	122	17	10	14	41	61,590	527	777,085
Feb
Mar

TOTAL	1,715	59	127	1,901	203	189	227	619	828,610

Loans acquired through Inter Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Small business	Business			Small business	Business			contracted
FY2002	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	14	0	0	14	2	0	1	3	4,000	9	22,661
May	236	1	12	249	13	0	7	20	40,800	30	65,097
Jun	188	0	33	221	18	0	9	27	60,500	56	124,457
Jul	209	0	31	240	17	0	12	29	54,700	81	169,650
Aug	172	0	17	189	20	0	8	28	60,100	112	229,671
Sep	191	0	31	222	13	0	8	21	42,150	129	261,221
Oct	163	0	36	199	15	0	4	19	47,300	146	300,230
Nov	158	0	31	189	24	0	3	27	66,700	170	360,108
Dec	123	0	37	160	19	0	4	23	63,100	192	417,824
Jan	103	0	30	133	10	0	3	13	39,900	203	449,686
Feb
Mar

TOTAL	1,557	1	258	1,816	151	0	59	210	479,250

Funding Diversification

(1) Changes in borrowings

				(Unit: amounts in millions of yen, %)
	03/01		02/03		02/01

	amount	ratio	amount	ratio	amount	ratio

Banks	73,361	49.73	59,798	45.98	52,841	43.78
Life insurance	205	0.14	437	0.34	470	0.39
Non-life insurance	2,063	1.40	1,600	1.23	1,936	1.60
Others	27,193	18.43	18,722	14.39	15,958	13.22
Indirect	102,822	69.70	80,558	61.94	71,205	58.99

Direct	44,700	30.30	49,500	38.06	49,500	41.01

Total	147,522	100.00	130,058	100.00	120,705	100.00

(2) Changes in interest rates on borrowing

			(%)
	03/01	02/03	02/01

Banks	2.41	2.63	2.674
Life insurance	2.30	2.67	2.59
Non-life insurance	2.91	3.67	3.48
Others	2.55	3.20	3.26
Indirect	2.46	2.78	2.80
Direct	2.36	2.69	2.69

Total	2.45	2.75	2.76

			(%)
	03/01	02/03	02/01

Short-term	1.65	2.23	2.35
Long-term	2.47	2.79	2.81

(3) Breakdown of borrowing by period

				(Unit: amounts in millions of yen, %)
	03/01		02/03		02/01

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	6,550	4.44	1,400	1.08	1,100	0.91
Long-term loan within 1 year	53,037	35.95	48,348	37.17	45,992	38.10
Long-term loan over 1 year	87,935	59.61	80,310	61.75	73,612	60.99
Total of long-term	140,972	95.56	128,658	98.92	119,605	99.09
Total	147,522	100.00	130,058	100.00	120,705	100.00